Exhibit 17.1

July 28, 2017

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N.W.

Washington, DC 20549

Re:	Video Display Corporation, Inc.

Commission File Number – 0-13394

Dear Madam(s) and Sir(s):

We have received a copy of, and are in agreement with, the statements being made by Video Display Corporation, Inc. in Item 4.01 of its Form 8-K dated July 28, 2017, captioned “Change in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Carr, Riggs & Ingram, LLC

Atlanta, Georgia